UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 1, 2022

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

9 East Park Court

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

516-586-5643

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William O’Neill (“O’Neill”) has been hired as the Company’s Chief Executive Officer (“CEO”) effective May 1, 2022. O’Neill had previously been working with the Company as a consultant and had been employed by the Company as its CEO during 2010-2011. Dominic Bassani (“Bassani”), CEO of the Company (since 2011), has assumed the position of Chief Operating Officer (“COO”) while retaining existing operational management responsibilities and working with O’Neill on ‘commercialization’ of the Company’s technology and work related to joint ventures (and other transaction) based on the Company’s 3G Technology and related matters. Bassani’s compensation arrangements with the Company have not been altered in the context of the change of positions. The Company and O’Neill have entered into a thirty-seven (37) month employment agreement (subject to Board renewal for the final two (2) years during the 13th month) with compensation of $25,000 cash and $10,000 deferred compensation per month. An entity affiliated with O’Neill was issued 1,000,000 Incentive Warrants exercisable at $1.00 per share until April 30, 2026 of which up to 700,000 Incentive Warrants may be cancelled if O’Neill is not renewed at 13 months and/or fails to serve the entire contract term thereafter. These warrants each have a 75% exercise bonus if the terms set forth therein are met. As set forth in paragraph 5 of the Employment Agreement, the Company and Wise Up Foods LLC (an entity founded by O’Neill--with which he continues to serve as a Director and of which O’Neill and his family members are majority owners) sets forth the intent to form “…. a strategic alliance and committed to collaborate on projects each company has in their respective pipelines. WUF and Bion will work together to use/create technology that will deliver the consumer verified sustainable results produced by Bion’s technology and technology platform. The key to the strategic relationship is each company’s commitment to deliver real and verified results to the consumer – free of marketing hype and greenwashing….”. This summary of the Employment Agreement is qualified in its entirety by reference to its full text filed as Exhibit 10.1 (without exhibits) to this report and is hereby incorporated by reference. A recent resume of O’Neill provided to the Company by O’Neill is attached hereto as an exhibit.

Item 7.01  Regulation FD Disclosure.

On May 2, 2022, the Company issued a press release entitled “Bion Engages Meat Industry Veteran to Lead Sustainable Beef and Livestock Opportunity” which press release has been placed on the Investors page of our website.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	William O’Neill Employment Agreement (effective May 1, 2022) (without exhibits)
10.2	William O’Neill resume
99.1	Release titled “Bion Engages Meat Industry Veteran to Lead Sustainable Beef and Livestock Opportunity” (May 2, 2022)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

	By:	/s/ Mark A. Smith
Date: May 3, 2022		Mark A. Smith, President